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                                                                      EXHIBIT 21

                DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 21
                                  SUBSIDIARIES

Name                                    Place of Incorporation          % Ownership
----                                    ----------------------          -----------
DPC Cirrus Inc.                         USA/Delaware                       100%

EURO/DPC Limited                        United Kingdom                     100%

Diagnostic Products International, Inc. Barbados                           100%

DPC Holding GmbH                        Germany                            100%

DPC Biermann GmbH                       Germany                            100%

DPC Czech s.r.o.                        Czech Republic                     100%

DPC d.o.o. Zagreb                       Croatia                             50%

DPC Polska sp.z.o.o.                    Poland                             100%

Diagnostic Products Corporation         Netherlands                        100%
  Benelux B.V.

Diagnostic Products Corporation         Netherlands                        100%
  Nederland B.V.

Diagnostic Products Corporation         Belgium                            100%
  Belgium b.v.b.A./s.p.r.l.

Diagnostic Products Corporation         Finland                            100%
  DPC Finland Oy

Bio-Mediq DPC Pty. Ltd.                 Australia                          100%

DPC Dipesa, S.A.                        Spain                              100%

DPC France, SAS                         France                             100%

Tianjin De Pu (DPC)                     China                              100%
  Biotechnological and Medical
  Products, Inc.

Diagnostic Products DPC Norway, AS      Norway                             100%

DPC Medlab Produtos Medico              Brazil                              56%
  Hospitalares Ltda.

DPC Venezuela C.A.                      Venezuela                           56%

DPC Medlab de Uruguay S.A.              Uruguay                             56%

DPC Medlab Centroamerica S.A.           Costa Rica                          56%

Nippon DPC Corporation                  USA/California                      50%

DPC Skafte AB                           Sweden                             100%

DPC Scandinavia                         Sweden                             100%

D.P.C.-N. Tsakiris S.A.                 Greece                              50%

Medical Systems, S.p.A.                 Italy                               45%

Amerlab, Lda.                           Portugal                            40%



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